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                                                                    EXHIBIT 3.1


                              STATE OF MICHIGAN
                            DEPARTMENT OF COMMERCE
                             CORPORATION DIVISION
                              LANSING, MICHIGAN

                      RESTATED ARTICLES OF INCORPORATION
                             (Profit Corporation)


                           CMS NOMECO OIL & GAS GO.

                                                      Identification No. 129-659

                (Incorporated in Michigan as Northern Michigan Exploration Company on November 17, 1967; name changed to NOMECO Oil & Gas Co. effective July 16, 1990, and name further changed to CMS NOMECO Oil & Gas Co. effective January 9, 1995)

                      RESTATED ARTICLES OF INCORPORATION

These Restated Articles of Incorporation have been duly adopted by the shareholders of CMS NOMECO Oil & Gas Co. in accordance with the provisions of Act 284, Public Acts of 1972, and Act 407 Public Acts of 1982, as follows:

                                  ARTICLE I

The name of the Corporation is CMS NOMECO Oil & Gas Co.

                                  ARTICLE II

The purpose or purposes for which the Corporation is organized is to engage in any activitiy within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                 ARTICLE III

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000 of which 5,000,000 shares, no par value, are of a class designated Preferred Stock and 55,000,000 shares, no par value, are of a class designated Common Stock.

The statement of the designations and the voting and other powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Common Stock and of the Preferred Stock is as follows:



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                               PREFERRED STOCK



The shares of Preferred Stock may be issued from time to time in one or more series with such relative rights and preferences of the shares of any such series as may be determined by the Board of Directors. The Board of Directors is authorized to fix by resolution or resolutions adopted prior to the issuance of any shares of each of such particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:


     (a)  The rate of dividend, if any;

     (b) The price at and the terms and conditions upon which shares may be redeemed;

     (c) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

     (d) Sinking fund or redemption or purchase provisions, if any, to be provided for shares of the series;

     (e) The terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion; and

     (f) The voting rights in the event of default in the payment of dividends or under such other circumstances and upon such conditions as the Board of Directors may determine.

No holder of any share of any series of Preferred Stock shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Michigan Business Corporation Act, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

                                 COMMON STOCK

The shares of Common Stock may be issued from time to time as the Board of Directors shall determine for such consideration as shall be fixed by the Board of Directors. Each share of Common Stock of the Corporation shall be equal to every other share of said stock in every respect.



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The Board of Directors shall determine the rights, if any, of the holders of shares of Common Stock upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation.

The holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the shareholders and any such right to vote shall not be cumulative.

                              PREEMPTIVE RIGHTS

The holders of shares of Preferred Stock or of Common Stock shall have no preemptive rights to subscribe for or purchase any additional issues of shares of the capital stock of the Corporation of any class now or hereafter authorized or any bonds, debentures, or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.

                      CHANGE IN NUMBER OF ISSUED SHARES
                               OF COMMON STOCK


This change in the number and designation of issued shares of common stock of the Corporation is made pursuant to MCL Section 450.1602(g) and (f). Prior to the effective date of these Restated Articles of Incorporation, the number of issued and outstanding shares of common stock of the Corporation was 24 million. Effective on the date of filing of these Restated Articles of Incorporation, the number of issued and outstanding shares of common stock of the Corporation shall be changed from 24 million shares to 20 million shares, no par value, and the number of shares held by each shareholder shall be changed in accordance with the following provisions: Each shareholder of the Corporation shall surrender to the Corporation his certificates for common shares, and the Corporation shall issue to each shareholder a new certificate for common shares in an amount which equals the number of shares held prior to the effective date of these Restated Articles times a fraction, the numerator of which is 20 million and the denominator of which is 24 million. Each certificate issued pursuant to this provision shall be in a form which is distinguishable from the certificates which were outstanding prior to the effective date of these Restated Articles. The corporation shall revise




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its stock record to reflect the change in number of shares held by each shareholder of the Corporation whether or not the shareholder surrenders his certificate as required by these provisions.


                                  ARTICLE IV

Location of the registered office is: One Jackson Square, Jackson, County of Jackson, Michigan 49201. Post Office address of the registered office is:
P.O. Box 1150, Jackson, Michigan 49204. The name of the resident agent is Paul E. Geiger.


                                  ARTICLE V

The number of directors of the Corporation shall be as specified in, or determined in the manner provided in, the bylaws of the Corporation.

Any vacancies occurring on the Corporation's Board of Directors (whether by reason of the death, resignation or removal of a director) may be filled by a majority vote of the directors then in office although less than a quorum. An increase in the number of members of the Board of Directors shall be construed as creating a vacancy.

                                  ARTICLE VI



A director may be removed, with or without cause, by the affirmative vote of a majority of the shares entitled to vote at an election of directors.


                                 ARTICLE VII

A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except (i) for a breach of the director's duty of


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loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(l) of the Michigan Business Corporation Act, and (iv) for any transaction from which the director derived an improper personal benefit. If the Michigan Business Corporation Act is amended after approval by the shareholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. No amendment to or repeal of this Article VII, and no modification to its provisions by law, shall apply to, of have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.


                                 ARTICLE VIII

Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgements, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director of an officer of the Corporation or by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now of thereafter existing statute, any other provision of these Articles, bylaws, agreement, vote of shareholders or otherwise. Any repeal or modification of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision in these Restated Articles of Incorporation as permitted by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by these Restated Articles of Incorporation,


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or a resolution of the Board of Directors with respect to a series of Preferred
Stock, the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article III shall not be reduced or eliminated and the provisions of Articles V, VI, VII, VIII and this
Article IX may not be amended, altered, changed or repealed unless such reduction or elimination, or amendment, alteration, change or repeal is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares entitled to vote thereon.

These Restated Articles of Incorporation were duly adopted on the ________ day of ___________, 1995 in accordance with the provisions of Section 642 of the Act and were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

      Signed this _________ day of _____________________, 1995.



                                         By:
                                            -------------------------------
                                            William H. Stephens III
                                            Executive Vice President



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